Board of Directors
EPOD International Inc.
Kelowna, British Columbia


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------


We consent to the use of our audit report dated April 11, 2006, on the financial statements of EPOD International Inc., for the filing with and attachment to the Form 10-KSB for the year ending December 31, 2005.


/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


April 14, 2006